UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2012

Jinmimi Network Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54024 (Commission File Number)	20-4281128 (IRS Employer Identification No.)

10/F, Chinese Plaza of Tea
Jingtian Road, Futian District
Shenzhen, Guangdong, 518051 P.R. China
 (Address of principal executive offices) (Zip Code)

+ 86 (755) 8340-6503
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 6, 2012, Jinmimi Network Inc., a Nevada corporation (the “Company”) offered and sold 500,000 shares of common stock of the Company at a purchase price of $0.50 per share, for aggregate proceeds of $250,000. The offer and sale was made pursuant to a Subscription Agreement dated March 1, 2012. The Company made the offer and sale pursuant to the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended, on the basis that the offer and sale was made outside of the United States, to a non-US person, where no directed selling efforts were made in the United States and offering  restrictions were implemented. The Company did not, and is not obligated to, make payment of any commission or finder’s fee in connection with the offer and sale.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1	Form of Subscription Agreement, dated March 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jinmimi Network Inc.
(Registrant)

Date: March 15, 2012	By:	/s/ Brian Cohen
Name: Brian Cohen
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Subscription Agreement, dated March 1, 2012.